Exhibit 99.1

Modiv Industrial To Report Fourth Quarter and Full Year 2025 Financial Results on March 25, 2026
&
Declares Quarterly Dividends for Preferred Shareholders
and Monthly Distributions for Common Shareholders

Denver, CO, March 19, 2026 – Modiv Industrial, Inc. (“Modiv Industrial,” “Modiv” or the “Company”) (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate properties, today announced that it will report financial results for the quarter and full year ended December 31, 2025 after the market closes on Wednesday, March 25, 2026. Management will host a conference call the same day at 4:30 p.m. Eastern Time to discuss the results.

Live conference call: 1-800-717-1738 or 1-646-307-1865 at 4:30 p.m. Eastern Time, Wednesday, March 25, 2026.

Webcast: To listen to the webcast, either live or archived, use this link
https://viavid.webcasts.com/starthere.jsp?ei=1756899&tp_key=bdb079fc1b or visit the investor relations page of Modiv’s website at www.modiv.com.

In addition, on March 19, 2026, Modiv Industrial announced the declaration of a regular quarterly cash dividend of $0.4609375 per share on the Company’s 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), for the first quarter of 2026 and the declaration of a regular monthly cash distribution of $0.10 per share on the Company’s Class C common stock, $0.001 par value per share (the “Common Stock”), for each of April, May and June 2026, representing an annual distribution rate of $1.20.

On March 17, 2026, the Board of Directors authorized a quarterly dividend payable to Series A Preferred Stockholders of record as of March 31, 2026, which will be paid on April 15, 2026. The quarterly dividend amount of $0.4609375 per share represents an annualized dividend rate of $1.84375 per share of Series A Preferred Stock.

Additionally, the Board of Directors authorized monthly distributions payable to Common Stockholders of record as of April 30, 2026, May 29, 2026 and June 30, 2026, which will be paid on or about May 15, 2026, June 15, 2026 and July 15, 2026, respectively. The current monthly distribution amount of $0.10 per share represents an annualized distribution rate of $1.20 per share of common stock, which reflects a dividend yield of 8.4% based on Modiv Industrial’s closing price of $14.28 on March 18, 2026.

About Modiv Industrial
Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements
There is no guarantee that the Company’s Board will authorize, or that the Company will declare, additional dividends in the future, and the amount of future dividends, if any, and the authorization and payment thereof, will be determined by the Board based on the Company’s financial condition and such other factors as the Board deems relevant. Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to annualized dividend rates, future distributions and distributions declared by the Company’s board of directors. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2025. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Inquiries:
management@modiv.com